UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                           August 6, 2009

Madison Management
(Exact name of registrant as specified in its charter)

Nevada	333-156352	88-0492246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3360 West Olympic Blvd, Suite 201 Los Angeles, California	90019
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (916) 408-5704

2883 Eagles Peak Lane Lincoln, CA 95648
(Former name or former address, if changed since last report)

Copies of Communications to:
Stoecklein Law Group
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director and Officers

On July 24, 2009, Ms. Pam Elliott gave the Registrant notice of her resignation from her position as a member of the Board of Directors and as President of the Registrant, which resignation was accepted by the Registrant on August 6, 2009.

On July 24, 2009, Ms. Sharilyn Gaillison gave the Registrant notice of her resignation from her position as Vice President of the Registrant, which resignation was accepted by the Registrant on August 6, 2009.

On July 24, 2009, Ms. Sandra Lary gave the Registrant notice of her resignation from her position as a member of the Board of Directors, which resignation was accepted by the Registrant on August 6, 2009.

On July 24, 2009, Ms. Elaine Evans gave the Registrant notice of her resignation from her positions as Secretary and Treasurer of the Registrant, which resignation was accepted by the Registrant on August 6, 2009.

(c)  Appointment of Officers

Prior to the resignation of Ms. Pam Elliott, Ms. and Ms. Sandra Lary , the Board of Directors appointed Mr. Charles Kim to serve as the Registrant’s President, Secretary and Treasurer.

Charles Kim – President, Treasurer and Secretary Mr. Charles Kim, a citizen of South Korea, is the Chief Executive Officer, President, Secretary and Treasurer of Madison Management, Inc.  Mr. Kim has been the President of the Korean division of ENSAP International Co., LTD. since June 1, 2009.  From October 1, 1980 through present, Mr. Kim has been the Chairman of Taerim Electronics.  Mr. Kim also holds the position of President for both Hydroderm U.S.A., Inc., and Hydroderm Asia, from March 1, 2008 through present and August 8, 2003 through present, respectively. Mr. Kim also currently resides as Chairman and CFO of Charista Global Corp., a position he has held since December 1, 2008.

(d) Appointment of Director

Prior to the resignation of Ms. Elliott and Ms. Lary, the Board of Directors appointed Mr. Charles Kim to serve as the sole member of the Registrant’s Board of Directors.  Currently, the Registrant does not have separate committees within the Board of Directors such as an Audit, Nominating, or Governance committees due to having limited resources.  Therefore, Mr. Kim  will participate as the Registrant’s entire board of directors in performing some of the functions associated with these separate committees.

Section 8 – Other Events

Item 8.01 Other Events

As the result in change of management and change of direction in the company, the Registrant has changed its principal address to the following: 3360 West Olympic Blvd, Suite 201, Los Angeles, California 90019, effective as of August 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Management, Inc.

	By:	/S/ Charles Kim
Charles Kim, President and Director

Date: August 6, 2009